EXHIBIT E

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE QUALIFIED FOR SALE UNDER APPLICABLE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, (II) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH QUALIFICATION IS NOT REQUIRED, (III) RECEIPT OF NO-ACTION LETTERS OR EQUIVALENT INDICATION OF CONCURRENCE THAT NO QUALIFICATION IS NECESSARY FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

Dated:  May 30, 2001

                              PEOPLEPC EUROPE N.V.

                          AMENDED AND RESTATED WARRANT

     THIS CERTIFIES THAT, for value received, Softbank Capital Partners LP ("Softbank") is entitled to subscribe for and purchase, subject to the provisions and upon the terms and conditions hereinafter set forth, 2,380,952 shares (subject to adjustment in accordance with Section 4 hereof) of the fully paid and nonassessable Series A Preferred Stock of PeoplePC Europe N.V., a company organized under the laws of the Netherlands (the "Company") for an aggregate cost of $7,142,857 (the "Warrant Price"). As used herein, the term "Date of Grant" shall mean the date of the closing of the Company's sale of shares to @viso, and the term "Shares" shall mean the Series A Preferred Stock, par value ten euro cents (EUR 0.10) per share, to be issued by the Company hereunder and any stock into or for which any such Series A Preferred Stock may hereafter be converted or exchanged (including upon the automatic conversion of the Series A Preferred Stock into Class A Common Stock). Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Put Option Agreement dated May 30, 2001 by and among Softbank and certain affiliates of Softbank, @viso Limited ("@viso") PeoplePC, Inc. and the Company.

     1. Term. The purchase right represented by this Warrant may not be exercised after the 60-day period beginning on February 20, 2006 (the "Expiration Date").

     2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may and must be exercised by the holder hereof, in whole, at or before the time that (a) @viso exercises (i) its Primary Put Option pursuant to Section 2.1 of the Put Option Agreement, (ii) its Secondary Put Option pursuant to Section 2.2 of the Put Option Agreement or (iii) its Put Option pursuant to Section 2.4(a) of the Put Option Agreement, or (b) the Company requires @viso to exercise its Put Option pursuant to Section 2.4(b) of the Put Option Agreement. The Company shall give Softbank written notice of @viso's intention to exercise its Put Option pursuant to Sections 2.1, 2.2 or 2.4(a) of the Put Option Agreement or of the

Company's intention to exercise its right pursuant to Section 2.4(b) of the Put Option Agreement. If Softbank does not deliver or cause to be delivered a Notice of Exercise to the Company (in the form attached to the Put Option Agreement as Exhibit A) of its election to exercise its Put Option set forth in Section 3 of the Put Option Agreement within five business days of the receipt of such notice from the Company (which Notice of Exercise shall be accompanied by the surrendered Warrant with payment of the Warrant Price to the Company in the amount of $7,142,857 and an executed notice of exercise of such warrant in the form attached hereto as Exhibit A), then the Warrant shall be cancelled and shall not be exercisable. In the case of a Partial Exercise of the Secondary Put Option by @viso pursuant to Section 2.3 of the Put Option Agreement, Softbank may exercise a Proportional Number of Warrant Shares. The Company shall give Softbank written notice of @viso's intention to exercise its Put Option pursuant to Section 2.3 of the Put Option Agreement. If Softbank does not deliver or cause to be delivered a Notice of Exercise to the Company (in the form attached to the Put Option Agreement as Exhibit A) of its election to exercise its Put Option set forth in Section 3 of the Put Option Agreement as to a Proportional Number of Warrant Shares within five business days of the receipt of such notice from the Company (which Notice of Exercise shall be accompanied by the surrendered Warrant with payment of the proportional Warrant Price to the Company and an executed notice of exercise of such warrant in the form attached hereto as Exhibit A), then the Warrant shall be cancelled as to the Proportional Number of Warrant Shares and shall not be exercisable as to that number of shares, such that the total number of Shares issuable upon a future exercise of the Warrant shall be reduced by the Proportional Number of Warrant Shares. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise.

     3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which this Warrant remains outstanding and unexpired, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of capital stock into which this Warrant is exercisable, the number of shares for which the Warrant is exercisable shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

         (b) Reclassification. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of the number of Shares then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications or changes.

         (c) Adjustment for Reorganization, Consolidation, Merger, etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization, shall receive, upon exercise of this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Reorganization with respect to or in exchange for the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such number of Shares were outstanding immediately prior to the Reorganization, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

     5. Notice of Adjustments. Whenever the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.

     6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Fractions of 0.5 or more shall be rounded up and fractions of 0.5 shall be rounded down to the next round figure.

     7. Compliance with Applicable Securities Laws; Disposition of Warrant or Shares.

         (a) Compliance with Applicable Securities Laws. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this

Warrant, or any Shares except under circumstances which will not result in a violation of applicable securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered or qualified for sale under any applicable securities laws or an exemption from such qualification or registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of applicable securities laws and shall confirm such other matters related thereto as may be reasonably requested by the Company.

         (b) Disposition of Warrant or Shares.

              (i) The holder hereof may not assign, transfer or otherwise dispose of this Warrant without the prior written consent of the Company; provided, however, that the holder may transfer this Warrant to an affiliate thereof which is not a competitor of the Company as determined by the Company's Board of Directors.

              (ii) The holder hereof agrees that in connection with a public offering by PeoplePC, Inc., such holder shall not sell or otherwise transfer any securities of PeoplePC, Inc. for 90 days following the effective date of such public offering; provided, however, that all directors officers and holders of 2% or more of the capital stock of PeoplePC, Inc. also agree to the same restrictions on transfer after the effective date of such public offering.

     8. Rights as Stockholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9. Termination. If, for any reason other than the Company's failure to act in good faith, the Company is not the exclusive vendor worldwide for the corporate connectivity program of Vivendi S.A., then Softbank agrees that this Warrant shall cease to be exercisable and shall become null and void in all respects. For purposes of this Section 9 only, the term Company shall mean PeoplePC, Inc. or any of its subsidiaries, including PeoplePC Europe N.V.

     10. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

         (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

         (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;

         (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Articles of Association of the Company;

         (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be inconsistent with the Company's Articles of Association, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or requires the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any government authority or agency or other person, except for the filing of notices pursuant to federal, state and other national securities laws, which filings will be effected by the time required thereby; and

         (e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

     11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     12. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

     13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof; provided that the requirements of Section 7(b) above are satisfied.

     14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the

Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

     16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     17. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

     18. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

                                        PEOPLEPC EUROPE N.V.



                                        signature illegible
                                        ----------------------------------------









                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT A

                               NOTICE OF EXERCISE



To:  PeoplePC Europe N.V. (the "Company")


         1. The undersigned hereby elects to purchase __________ shares of Series A Preferred Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                    ----------------------------------------
                                     (NAME)

                    ----------------------------------------
                                    (ADDRESS)

                    ----------------------------------------
                                    (ADDRESS)


         3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.


---------------
    (DATE)



                                        ----------------------------------------
                                                       (SIGNATURE)